SECOND QUARTER 2020

FINANCIAL SUPPLEMENT

If you need additional information, please contact:

Ellen Taylor, Investor Relations    Aarti Bowman, Investor Relations
(901) 523-4450            (901) 523-4017
etaylor@firsthorizon.com aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Forward-Looking Statements
This communication may contain forward-looking information, including guidance, involving significant risks and uncertainties. Forward-looking information is identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward," and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from results stated in or suggested by forward-looking information. Those factors include: general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve; competition; ability to execute business plans; regional, national, and world-wide political developments; recent and future legislative and regulatory developments; inflation or deflation; market (particularly real estate market) and monetary fluctuations; pestilence; man-made or natural disasters; customer, investor and regulatory responses to any of those conditions or events; matters mentioned in this release; critical accounting estimates; FHN’s success in executing its business plans and strategies following its 2020 merger with IBERIABANK Corporation, and managing the risks involved; the potential impacts on FHN’s businesses of the coronavirus COVID-19 pandemic, including negative impacts from quarantines, market declines, and volatility, and changes in customer behavior related to COVID-19; and other factors described in FHN's annual report on Form 10-K, FHN’s other recent filings with the SEC, and FHN’s most recent earnings release and related materials. FHN disclaims any obligation to update any forward-looking statements to reflect future events or developments, or changes in expectations.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

The non-GAAP measures presented in this financial supplement are pre-provision net revenue ("PPNR"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 23 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
Run-off Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Significant events impacting FHN
● On July 1, 2020, FHN closed its merger of equals with IBERIABANK Corporation ("IBKC"). At June 30, 2020, IBKC remained a separate company. Accordingly, information in this Financial Supplement does not reflect the substantial impacts of that closing on FHN's financial condition, operations, and capital. At June 30, 2020 IBKC had $34.7 billion of total assets, $26.1 billion in loans, and $28.3 billion in deposits and operated over 300 offices in 12 states, primarily in the southern and southeastern U.S.

● Acquisition of 30 branches from Truist Financial Corporation divestiture on track to close July 17, 2020.
● Solid Capital with CET1 ratio of 9.3% and Total Capital of 12.5%.
● FHN issued $800 million of senior notes and $150 million of Series E preferred stock in 2Q20.
● First Horizon Bank issued $450 million of subordinated notes in 2Q20.
● Recent changes to the economic forecast and continuing uncertainty associated with the COVID-19 pandemic resulted in provision expense of $110.0 million in 2Q20.
● FHN remains committed to ensuring the health and safety of employees and customers in this challenging environment.
● Total Paycheck Protection Program ("PPP") originations of $2.1 billion.
● Continued prudent risk management with enhanced focus on credit oversight.
● Ongoing support to employees and community.

Summary of Second Quarter 2020 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Acquisition expenses	Noninterest expense: various	$(14.3) million	Pre-tax acquisition-related expenses largely associated with the IBKC merger of equals and pending branch acquisition

Second Quarter 2020 vs. First Quarter 2020

Consolidated
● Diluted EPS of $.17 in 2Q20, up from $.04 in 1Q20, driven by revenue growth and lower loan loss provision expense

● PPNR up 8% to $179.4 million in 2Q20 from $166.2 million in 1Q20

● Total revenue up 7%
● Fee income up 18% primarily driven by higher fixed income revenue and deferred compensation income
● NII up from average loan growth tied to loans to mortgage companies and PPP and deposit pricing discipline, partially offset by the negative impact of interest rates on loans (LIBOR)

● NIM of 2.90% in 2Q20 compared to 3.16% in 1Q20; decrease primarily due to a decline in LIBOR and excess cash positions, somewhat mitigated by deposit pricing discipline and the impact of PPP

● Loan loss provision of $110 million in 2Q20, down from $145 million in 1Q20; reflects increased reserves primarily driven by recent changes to the economic forecast attributable to the COVID-19 pandemic

● Expenses up 7% primarily due to higher deferred compensation expense and acquisition-related costs, somewhat offset by lower advertising and travel and entertainment expenses

● Strong period-end deposit growth; period-end loans down 2%

(Thousands, except per share data)	2Q20	1Q20	Change
Income Statement
Net interest income	$305,344	$302,802	1%
Noninterest income	206,269	174,756	18%
Total revenues	511,613	477,558	7%
Provision for loan losses	110,000	145,000	(24)%
Noninterest expense	332,168	311,319	7%
Income before income taxes	69,445	21,239	NM
Provision for income taxes	12,780	4,767	NM
Net income/(loss)	$56,665	$16,472	NM
PPNR (a)	$179,445	$166,239	8%
Diluted EPS	$0.17	$0.04	NM

Balance Sheet (millions)
Period-end Loans	$32,709	$33,378	(2)%
Period-end Deposits	$37,759	$34,420	10%
Average Loans	$33,968	$30,524	11%
Average Deposits	$37,526	$32,882	14%
NM - Not Meaningful
(a) This non-GAAP measure is reconciled to pre-tax income ("PTI") (GAAP) in the Non-GAAP to GAAP reconciliation on page 23 of this financial supplement.

FHN PERFORMANCE HIGHLIGHTS (continued)

Second Quarter 2020 vs. First Quarter 2020 (continued)

Regional Banking
●       Strong average loan growth
● Loan growth due to increases in loans to mortgage companies and PPP lending
● NII up 17% from 1Q20 driven by higher average loan balances and wider loan spreads with offset in Corporate

●    Provision expense primarily driven by the economic forecast

●    Fee income negatively impacted by the COVID-19 pandemic in 2Q20, resulting in lower NSF fee income, fees from derivative sales, brokerage fees, and bankcard income, somewhat offset by a $4.6 million debit card incentive payment

●    Expense decrease largely driven by lower personnel and advertising and public relations expense, higher deferred loan origination costs, and lower travel and entertainment expenses, somewhat offset by an increase in the credit expense on unfunded commitments

●    Efficiency ratio improved to 47% in 2Q20

(Thousands)	2Q20	1Q20	Change
Net interest income	$349,749	$300,187	17%
Noninterest income	79,312	81,896	(3)%
Total revenues	429,061	382,083	12%
Provision for loan losses	108,311	145,441	(26)%
Noninterest expense	202,297	211,034	(4)%
Income before income taxes	$118,453	$25,608	NM
PPNR (a)	226,764	171,049	33%

Balance Sheet (millions)
Period-end Loans	$31,885	$32,502	(2)%
Period-end Deposits	$34,401	$30,731	12%
Average loans	$33,115	$29,615	12%
Average deposits	$33,792	$30,582	10%
NM - Not meaningful
* Amount is less than one percent.
(a) This non-GAAP measure is reconciled to pre-tax income ("PTI") (GAAP) in the Non-GAAP to GAAP reconciliation on page 23 of this financial supplement.

Fixed Income
●     2Q20 ADR up 26% to $1.6 million, compared to $1.3 million in 1Q20
● Levels were favorably impacted by low rates, market volatility and increased depository liquidity

● NII up $2.6 million; Other product revenue down $4.4 million primarily driven by lower fees from derivative sales and loan transaction revenues which were negatively impacted by COVID-19

● Expense increase driven by increased variable compensation

(Thousands)	2Q20	1Q20	Change
Net interest income	$13,545	$10,914	24%
Noninterest income	113,235	95,723	18%
Total revenues	126,780	106,637	19%
Noninterest expense	83,039	81,063	2%
Income before income taxes	$43,741	$25,574	71%

Fixed income product ADR	$1,592	$1,264	26%

Corporate
●    NII negatively impacted by funds transfer pricing methodology with offset in Regional Banking

●    Increase in fee income driven by deferred compensation income; 1Q20 included negative deferred compensation income driven by equity market valuation declines

●    Deferred compensation net impact of $2.1 million; $17.7 million increase in fee income, more than offset by a $19.8 million increase in expense

●    Expense increase also driven by higher acquisition-related expenses relative to 1Q20

(Thousands)	2Q20	1Q20	Change
Net interest income	$(63,493)	$(13,359)	NM
Noninterest income	12,943	(3,718)	NM
Total revenues	(50,550)	(17,077)	NM
Noninterest expense	43,218	15,449	NM
Income before income taxes	$(93,768)	$(32,526)	NM
NM - Not meaningful

FHN PERFORMANCE HIGHLIGHTS (continued)

Second Quarter 2020 vs. First Quarter 2020 (continued)

Non-Strategic				● Non-Strategic results reflect continuing wind-down of the loan portfolio

(Thousands)	2Q20	1Q20	Change
Net interest income	$5,543	$5,060	10%
Noninterest income	779	855	(9)%
Total revenues	6,322	5,915	7%
Provision for loan losses	1,689	(441)	NM
Noninterest expense	3,614	3,773	(4)%
Income before income taxes	$1,019	$2,583	(61)%

Balance Sheet
Average loans	$723	$779	(7)%

Asset Quality
●    Increase in reserves primarily driven by recent changes to the economic forecast attributable to the COVID-19 pandemic
●  Commercial up $73.9 million; Consumer up $19.5 million

●    Increase in net charge-offs primarily driven by two commercial credits

●    NPLs increased $36.2 million primarily driven by two commercial credits

●    Decrease in 30+ delinquencies driven by several credits within the C&I and Consumer Real Estate portfolios that returned to current in 2Q20

(Thousands)	2Q20	1Q20	Change
Allowance for loan losses	$537,881	$444,490	21%
Allowance / loans %	1.64%	1.33%
Net Charge-offs	$16,609	$7,211	NM
Net charge-offs %	0.20%	0.10%
Nonperforming Loans (a)	$225,991	$189,813	19%
NPL %	0.69%	0.57%
30+ delinquencies	$41,654	$62,642	(34)%
30+ delinquencies %	0.13%	0.19%
NM - Not meaningful
(a) Excludes loans held-for-sale.

Capital and Liquidity
● Declared quarterly dividend of $.15 in 2Q20 and 1Q20

● No share repurchases in 2Q20 and 1Q20

● In 2Q20 FHN issued $800 million of senior notes and $150 million of Series E preferred stock; First Horizon Bank issued $450 million of subordinated notes

● 2Q20 and 1Q20 include the impact of CECL adoption; amount calculated under the interim final rule to delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period

(millions)	2Q20	1Q20	Change
Common dividends declared (a)	$46.8	$46.7	*
Preferred dividends declared	$1.6	$1.6	*
Share repurchases	$—	$—	NM
Capital Ratios (b)
Common Equity Tier 1	9.26%	8.54%
Tier 1	10.69%	9.52%
Total Capital	12.48%	10.78%
Leverage	8.56%	9.00%
NM - Not meaningful
* Amount is less than one percent.
(a) 2Q20 common dividends paid July 1, 2020; 1Q20 common dividends paid April 1, 2020.
(b) Current quarter is an estimate.

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						2Q20 Changes vs.
(Dollars in thousands, except per share data)	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Interest income	$346,624	$378,368	$404,142	$407,494	$412,089	(8)%	(16)%
Less: interest expense	41,280	75,566	92,749	106,818	108,479	(45)%	(62)%
Net interest income	305,344	302,802	311,393	300,676	303,610	1%	1%
Provision/(provision credit) for loan losses (a)	110,000	145,000	10,000	15,000	13,000	(24)%	NM
Net interest income after provision for loan losses	195,344	157,802	301,393	285,676	290,610	24%	(33)%
Noninterest income:
Fixed income	112,421	95,635	80,981	77,645	66,414	18%	69%
Deposit transactions and cash management (b)	30,787	30,290	33,289	34,379	32,374	2%	(5)%
Brokerage, management fees and commissions	13,800	15,405	14,557	14,157	14,120	(10)%	(2)%
Trust services and investment management	7,733	7,195	7,434	7,163	7,888	7%	(2)%
Bankcard income	6,652	7,253	7,984	7,017	6,355	(8)%	5%
Bank-owned life insurance	6,380	4,589	5,255	4,427	5,126	39%	24%
Securities gains/(losses), net	(1,493)	25	(3)	97	49	NM	NM
Other (c)	29,989	14,364	33,810	26,850	25,667	NM	17%
Total noninterest income	206,269	174,756	183,307	171,735	157,993	18%	31%
Adjusted gross income after provision for loan losses	401,613	332,558	484,700	457,411	448,603	21%	(10)%
Noninterest expense:
Employee compensation, incentives, and benefits (d) (e)	200,259	183,470	178,761	167,022	171,643	9%	17%
Legal fees (e)	2,498	1,823	2,709	4,854	6,486	37%	(61)%
Professional fees (e)	10,310	6,996	16,718	14,910	11,291	47%	(9)%
Occupancy (e)	21,445	19,563	19,972	18,887	20,719	10%	4%
Computer software	16,522	16,027	15,390	15,191	15,001	3%	10%
Contract employment and outsourcing	5,236	4,936	3,160	3,256	3,078	6%	70%
Operations services	11,654	11,692	11,171	11,634	11,713	*	(1)%
Equipment rentals, depreciation, and maintenance	8,384	8,552	8,597	8,197	8,375	(2)%	*
FDIC premium expense	6,432	6,742	5,806	5,564	4,247	(5)%	51%
Advertising and public relations (e) (f)	2,525	7,456	14,897	6,646	5,574	(66)%	(55)%
Communications and courier	5,868	5,528	5,597	5,650	7,380	6%	(20)%
Amortization of intangible assets	5,284	5,308	6,206	6,206	6,206	*	(15)%
Other (c)	35,751	33,226	38,463	39,655	28,681	8%	25%
Total noninterest expense	332,168	311,319	327,447	307,672	300,394	7%	11%
Income before income taxes	69,445	21,239	157,253	149,739	148,209	NM	(53)%
Provision for income taxes	12,780	4,767	35,970	35,796	34,467	NM	(63)%
Net income/(loss)	56,665	16,472	121,283	113,943	113,742	NM	(50)%
Net income attributable to noncontrolling interest	2,851	2,852	2,910	2,883	2,852	*	*
Net income/(loss) attributable to controlling interest	53,814	13,620	118,373	111,060	110,890	NM	(51)%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$52,264	$12,070	$116,823	$109,510	$109,340	NM	(52)%
Common Stock Data
EPS	$0.17	$0.04	$0.38	$0.35	$0.35	NM	(51)%
Basic shares (thousands)	312,090	311,597	311,250	311,888	314,063	*	(1)%
Diluted EPS	$0.17	$0.04	$0.37	$0.35	$0.35	NM	(51)%
Diluted shares (thousands)	312,936	313,170	313,353	313,805	315,786	*	(1)%
Key Ratios & Other
Return on average assets (annualized) (g)	0.48%	0.15%	1.12%	1.08%	1.11%
Return on average common equity (“ROCE”) (annualized) (g)	4.50%	1.05%	9.97%	9.50%	9.79%
Return on average tangible common equity (“ROTCE”) (annualized) (g) (h)	6.74%	1.59%	15.03%	14.49%	15.12%
Fee income to total revenue (g)	40.49%	36.59%	37.05%	36.34%	34.22%
Efficiency ratio (g)	64.74%	65.19%	66.19%	65.14%	65.08%
Average full time equivalent employees	5,006	4,969	5,005	5,116	5,287
Pre-Provision Net Revenue (PPNR) (i)	$179,445	$166,239	$167,253	$164,739	$161,209	8%	11%
NM - Not meaningful
* Amount is less than one percent.

(a)	2Q20 and 1Q20 increases in provision expense primarily driven by the economic forecast attributable to the COVID-19 pandemic.

(b)	2Q20 includes a $4.6 million debit card incentive payment.

(c)	Refer to the Other Income and Other Expense table on page 8 for additional information.

(d)	2Q20 and 1Q20 include $9.3 million and $(10.3) million, respectively, of deferred compensation expense.

(e)	Refer to the Acquisition, and Restructuring expense tables on page 9 for additional information about variability in quarterly balances.

(f)	4Q19 includes $6.4 million of costs related to rebranding.

(g)	See Glossary of Terms for definitions of Key Ratios.

(h)	This non-GAAP measure is reconciled to ROCE (GAAP) in the Non-GAAP to GAAP reconciliation on page 23 of this financial supplement.
(i) This non-GAAP measure is reconciled to pre-tax income ("PTI") (GAAP) in the Non-GAAP to GAAP reconciliation on page 23 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						2Q20 Changes vs.
(Thousands)	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Other Income
ATM and interchange fees	$4,009	$4,212	$4,529	$4,507	$4,262	(5)%	(6)%
Dividend income	1,057	1,130	1,508	1,556	1,809	(6)%	(42)%
Electronic banking fees	1,182	1,030	1,101	1,288	1,267	15%	(7)%
Letter of credit fees	1,559	1,462	1,561	1,400	1,253	7%	24%
Mortgage banking	4,138	2,431	3,578	2,019	2,572	70%	61%
Deferred compensation (a)	8,171	(9,507)	3,339	472	1,938	NM	NM
Insurance commissions	401	789	358	577	566	(49)%	(29)%
Other service charges	4,582	5,219	5,755	5,738	5,624	(12)%	(19)%
Gain/(loss) on extinguishment of debt	—	—	65	(6)	—	NM	NM
Other (b)	4,890	7,598	12,016	9,299	6,376	(36)%	(23)%
Total	$29,989	$14,364	$33,810	$26,850	$25,667	NM	17%

Other Expense
Litigation and regulatory matters	$3	$13	$(394)	$11,534	$(8,230)	(77)%	NM
Tax credit investments	426	346	460	407	267	23%	60%
Travel and entertainment	474	2,709	3,652	2,849	2,906	(83)%	(84)%
Employee training and dues	654	1,341	1,430	1,003	1,251	(51)%	(48)%
Customer relations (c)	632	2,004	2,794	3,165	1,540	(68)%	(59)%
Miscellaneous loan costs	2,356	1,094	1,227	1,017	857	NM	NM
Supplies	1,933	2,411	2,104	1,668	1,342	(20)%	44%
OREO	437	(184)	1,478	342	25	NM	NM
Other insurance and taxes	2,599	2,679	2,515	2,475	2,495	(3)%	4%
Non-service components of net periodic pension and post retirement cost	2,961	2,508	327	986	559	18%	NM
Credit expense on unfunded commitments (d)	11,158	9,230	(790)	(634)	(489)	21%	NM
Other (e)	12,118	9,075	23,660	14,843	26,158	34%	(54)%
Total	$35,751	$33,226	$38,463	$39,655	$28,681	8%	25%
NM - Not meaningful

(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense; 1Q20 decrease driven by equity market valuations.

(b)
4Q19 and 3Q19 include an increase in collections from CBF loans charged off prior to acquisition, under ASU 2016-13 (CECL) these collections are no longer recognized as part of fee income, but are accounted for as reductions of provision.

(c)	3Q19 increase driven by higher business development costs.

(d)	2Q20 and 1Q20 increases largely driven by the economic forecast attributable to the COVID-19 pandemic.
(e) 4Q19 includes $11.0 million of charitable contributions; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 2Q19 includes $7.4 million of costs primarily associated with fixed asset impairments and technology-related expenses related to rebranding; Refer to the Acquisition and Restructuring expense tables on page 9 for additional information about variability in quarterly balances.

ACQUISITION EXPENSE
Quarterly, Unaudited

				2Q20 Changes vs.
IBKC ACQUISITION EXPENSE	2Q20	1Q20	4Q19	1Q20

(Thousands)
Legal and professional fees (a)	$3,748	$662	$8,228	NM
Employee compensation, incentives, and benefits (b)	4,705	689	3,079	NM
Miscellaneous expense (e)	1,003	254	64	NM
Total IBKC acquisition expense	$9,456	$1,605	$11,371	NM

						2Q20 Changes vs.
OTHER ACQUISITION EXPENSE	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

(Thousands)
Legal and professional fees (a)	$1,327	$799	$1,494	$3,507	$4,478	66%	(70)%
Employee compensation, incentives, and benefits (b)	87	396	1,035	1,473	1,472	(78)%	(94)%
Occupancy (c)	(82)	(25)	(94)	(76)	1,505	NM	NM
Contract employment and outsourcing (d)	420	306	35	223	17	37%	NM
Miscellaneous expense (e)	503	822	217	1,022	79	(39)%	NM
All other expense (f)	2,610	1,874	1,638	2,840	1,096	39%	NM
Total other acquisition expense	$4,865	$4,172	$4,325	$8,989	$8,647	17%	(44)%
NM - Not meaningful

(a)	Primarily comprised of fees for legal, accounting, and merger consultants.

(b)	Primarily comprised of severance and retention.

(c)	Primarily relates to expenses associated with lease exit accruals.

(d)	Primarily relates to expenses for temporary assistance for merger and integration activities.

(e)
Consists of expenses for operations services, communications and courier, equipment rentals, deprecation and maintenance, supplies, travel and entertainment, computer software, and advertising and public relations.

(f)	Primarily relates to contract termination charges, internal technology development costs, costs of shareholder matters and asset impairments, as well as other miscellaneous expenses.

RESTRUCTURING EXPENSE
Quarterly, Unaudited

						2Q20 Changes vs.
	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

(Thousands)
Legal and professional fees	$7	$7	$989	$6,488	$4,242	*	NM
Employee compensation, incentives, and benefits	32	57	259	1,182	2,557	(44)%	(99)%
Occupancy	—	2	57	(128)	72	NM	NM
All other expense (a)	1	(103)	(148)	300	11,797	NM	NM
Total restructuring expense	$40	$(37)	$1,157	$7,842	$18,668	NM	NM
NM - Not meaningful
*Amount is less than one percent.

(a)	Primarily relates to costs associated with asset impairments.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						2Q20 Changes vs.
(Thousands)	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Assets:
Investment securities	$5,486,156	$4,554,907	$4,455,403	$4,425,845	$4,425,609	20%	24%
Loans held-for-sale (a)	745,655	595,601	593,790	554,843	447,106	25%	67%
Loans, net of unearned income	32,708,937	33,378,303	31,061,111	31,260,833	29,712,810	(2)%	10%
Federal funds sold	113,000	30,050	46,536	48,747	50,705	NM	NM
Securities purchased under agreements to resell	302,267	562,435	586,629	697,214	602,919	(46)%	(50)%
Interest-bearing cash (b)	3,135,844	670,525	482,405	364,412	593,180	NM	NM
Trading securities	1,116,450	1,877,514	1,346,207	1,395,043	1,668,942	(41)%	(33)%
Total earning assets	43,608,309	41,669,335	38,572,081	38,746,937	37,501,271	5%	16%
Cash and due from banks	604,280	537,564	633,728	749,719	596,081	12%	1%
Fixed income receivables (c)	145,455	180,569	40,114	209,732	147,574	(19)%	(1)%
Goodwill	1,432,787	1,432,787	1,432,787	1,432,787	1,432,787	*	*
Other intangible assets, net	119,608	124,892	130,200	136,406	142,612	(4)%	(16)%
Premises and equipment, net	448,028	447,812	455,006	451,600	454,271	*	(1)%
Other real estate owned ("OREO")	15,134	15,837	17,838	20,181	19,286	(4)%	(22)%
Allowance for loan losses (d)	(537,881)	(444,490)	(200,307)	(193,149)	(192,749)	21%	NM
Derivative assets	599,704	696,250	183,115	250,786	185,521	(14)%	NM
Other assets	2,209,235	2,536,822	2,046,338	1,912,685	1,885,116	(13)%	17%
Total assets	$48,644,659	$47,197,378	$43,310,900	$43,717,684	$42,171,770	3%	15%

Liabilities and Equity:
Deposits:
Consumer interest	$14,323,445	$13,813,999	$13,866,920	$13,670,204	$13,705,969	4%	5%
Commercial interest	6,065,840	5,867,755	6,153,075	6,211,539	6,660,056	3%	(9)%
Market-indexed (e)	5,582,248	5,798,088	3,980,589	3,794,105	3,855,545	(4)%	45%
Total interest-bearing deposits	25,971,533	25,479,842	24,000,584	23,675,848	24,221,570	2%	7%
Noninterest-bearing deposits	11,787,818	8,939,808	8,428,951	8,268,812	8,086,748	32%	46%
Total deposits	37,759,351	34,419,650	32,429,535	31,944,660	32,308,318	10%	17%
Federal funds purchased	778,529	476,013	548,344	936,837	666,007	64%	17%
Securities sold under agreements to repurchase	1,482,585	788,595	716,925	735,226	764,308	88%	94%
Trading liabilities	232,742	452,611	505,581	719,777	558,347	(49)%	(58)%
Other short-term borrowings (f)	130,583	4,060,673	2,253,045	2,276,139	865,347	(97)%	(85)%
Term borrowings (g)	2,032,476	792,751	791,368	1,195,096	1,186,646	NM	71%
Fixed income payables (c)	24,735	91,274	49,535	66,842	66,369	(73)%	(63)%
Derivative liabilities	94,389	234,984	67,480	83,530	88,485	(60)%	7%
Other liabilities	900,884	825,247	873,079	763,534	741,862	9%	21%
Total liabilities	43,436,274	42,141,798	38,234,892	38,721,641	37,245,689	3%	17%
Equity:
Common stock	195,224	194,914	194,668	194,487	195,299	*	*
Capital surplus	2,940,610	2,938,670	2,931,451	2,925,309	2,941,696	*	*
Undivided profits (h)	1,671,629	1,667,105	1,798,442	1,725,846	1,660,520	*	1%
Accumulated other comprehensive loss, net	(134,798)	(136,164)	(239,608)	(240,654)	(262,489)	(1)%	(49)%
Preferred stock (i)	240,289	95,624	95,624	95,624	95,624	NM	NM
Noncontrolling interest (j)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	5,208,385	5,055,580	5,076,008	4,996,043	4,926,081	3%	6%
Total liabilities and equity	$48,644,659	$47,197,378	$43,310,900	$43,717,684	$42,171,770	3%	15%
NM - Not meaningful
*Amount is less than one percent.

(a)	2Q20 includes $644.2 million of SBA and USDA loans, $96.7 million of mortgage loans, and $4.8 million of other consumer loans.

(b)	Includes excess balances held at Fed; 2Q20 increase driven by an influx of deposits.

(c)	Period-end balances fluctuate based on the level of pending unsettled trades.

(d)
Effective 1/1/2020 FHN adopted ASU 2016-13, "Measurement of Credit Losses on Financial Instruments," (CECL) which resulted in an increase to the allowance for loan losses of $106.4 million in 1Q20; 2Q20 and 1Q20 increases reflect increased reserves established in association with the economic forecast attributable to the COVID-19 pandemic.

(e)
Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits; 1Q20 increase used to support commercial loan growth, including loans to mortgage companies.

(f)
Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels; 1Q20 increase used to support commercial loan growth, including loans to mortgage companies.

(g)	In 2Q20 FHN issued $800 million of senior notes and First Horizon Bank issued $450 million of subordinated notes; In 4Q19 $400 million of First Horizon Bank senior capital notes matured.

(h)	Effective 1/1/2020 FHN adopted ASU 2016-13 (CECL) which resulted in a net decrease to undivided profits of $96.1 million.

(i)	In 2Q20 FHN issued $150 million of Non-Cumulative Perpetual Preferred Stock, Series E.

(j)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						2Q20 Changes vs.
(Thousands)	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I) (a)	$22,694,432	$19,469,572	$19,739,937	$18,965,829	$17,952,866	17%	26%
Commercial real estate (a)	4,709,676	4,421,913	4,263,597	4,269,425	3,910,466	7%	20%
Consumer real estate	6,087,485	6,134,390	6,194,134	6,283,488	6,310,039	(1)%	(4)%
Credit card and other	476,088	498,290	508,651	497,646	498,790	(4)%	(5)%
Total loans, net of unearned income (b)	33,967,681	30,524,165	30,706,319	30,016,388	28,672,161	11%	18%
Loans held-for-sale (c)	731,315	590,458	581,810	455,239	606,685	24%	21%
Investment securities:
U.S. treasuries	88,007	100	100	100	99	NM	NM
U.S. government agencies	4,295,823	4,330,905	4,327,651	4,289,719	4,461,712	(1)%	(4)%
States and municipalities	84,142	64,668	54,146	49,025	41,911	30%	NM
Corporate bonds	50,541	50,570	50,493	50,414	64,720	*	(22)%
Other	22,787	20,409	15,933	18,837	14,609	12%	56%
Total investment securities	4,541,300	4,466,652	4,448,323	4,408,095	4,583,051	2%	(1)%
Trading securities	1,419,868	1,831,492	1,263,633	1,391,405	1,564,201	(22)%	(9)%
Other earning assets:
Federal funds sold	28,208	10,192	9,700	21,225	47,664	NM	(41)%
Securities purchased under agreements to resell	393,539	816,794	645,979	550,641	593,412	(52)%	(34)%
Interest-bearing cash (d)	1,619,686	548,036	586,495	545,784	648,927	NM	NM
Total other earning assets	2,041,433	1,375,022	1,242,174	1,117,650	1,290,003	48%	58%
Total earning assets	42,701,597	38,787,789	38,242,259	37,388,777	36,716,101	10%	16%
Allowance for loan losses (e)	(475,606)	(353,794)	(195,863)	(196,586)	(188,243)	34%	NM
Cash and due from banks	561,864	609,701	609,750	596,323	590,622	(8)%	(5)%
Fixed income receivables	124,451	111,474	75,917	75,938	64,958	12%	92%
Premises and equipment, net	451,572	450,931	450,950	451,567	478,607	*	(6)%
Derivative assets	532,890	254,736	202,624	160,341	83,050	NM	NM
Other assets	4,037,306	3,691,075	3,500,153	3,464,541	3,497,912	9%	15%
Total assets	$47,934,074	$43,551,912	$42,885,790	$41,940,901	$41,243,007	10%	16%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$14,153,186	$13,760,968	$13,718,820	$13,670,745	$13,597,195	3%	4%
Commercial interest	6,002,315	6,006,364	6,145,681	6,321,835	6,599,793	*	(9)%
Market-indexed (f)	6,055,468	4,448,587	4,370,025	4,143,012	3,818,949	36%	59%
Total interest-bearing deposits	26,210,969	24,215,919	24,234,526	24,135,592	24,015,937	8%	9%
Federal funds purchased	1,037,107	746,686	1,163,701	886,445	519,497	39%	NM
Securities sold under agreements to repurchase	1,011,339	777,692	701,213	722,815	691,490	30%	46%
Trading liabilities	352,433	750,520	585,889	501,203	548,653	(53)%	(36)%
Other short-term borrowings (g)	555,032	1,686,690	844,558	535,585	650,387	(67)%	(15)%
Term borrowings (h)	1,426,261	791,043	928,214	1,185,853	1,183,205	80%	21%
Total interest-bearing liabilities	30,593,141	28,968,550	28,458,101	27,967,493	27,609,169	6%	11%
Noninterest-bearing deposits	11,315,526	8,666,087	8,542,521	8,235,806	7,947,607	31%	42%
Fixed income payables	25,899	54,900	34,510	33,059	25,579	(53)%	1%
Derivative liabilities	63,966	16,171	59,114	19,632	61,715	NM	4%
Other liabilities	817,929	843,810	751,676	722,570	729,776	(3)%	12%
Total liabilities	42,816,461	38,549,518	37,845,922	36,978,560	36,373,846	11%	18%
Equity:
Common stock	195,097	194,827	194,574	194,930	196,319	*	(1)%
Capital surplus	2,940,736	2,935,372	2,928,463	2,934,276	2,964,824	*	(1)%
Undivided profits (i)	1,672,072	1,686,986	1,766,211	1,695,417	1,629,474	(1)%	3%
Accumulated other comprehensive loss, net	(135,398)	(205,846)	(240,435)	(253,337)	(312,511)	(34)%	57%
Preferred stock (j)	149,675	95,624	95,624	95,624	95,624	57%	57%
Noncontrolling interest (k)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	5,117,613	5,002,394	5,039,868	4,962,341	4,869,161	2%	5%
Total liabilities and equity	$47,934,074	$43,551,912	$42,885,790	$41,940,901	$41,243,007	10%	16%
NM - Not meaningful
*Amount is less than one percent.

(a)
In 3Q19, FHN prospectively reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses is immaterial.

(b)	Includes loans on nonaccrual status.

(c)	2Q20 includes $631.2 million of SBA and USDA loans, $95.3 million of mortgage loans, and $4.9 million of other consumer loans.

(d)	Includes excess balances held at Fed; 2Q20 increase driven by an influx of deposits.

(e)
Effective 1/1/2020 FHN adopted ASU 2016-13, "Measurement of Credit Losses on Financial Instruments," (CECL) which resulted in an increase to the allowance for loan losses of $106.4 million; 2Q20 and 1Q20 increases reflect increased reserves established in association with the economic forecast attributable to the COVID-19 pandemic.

(f)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(g)
Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels; 1Q20 increase used to support commercial loan growth, including loans to mortgage companies.

(h)	In 2Q20 FHN issued $800 million of senior notes and First Horizon Bank issued $450 million of subordinated notes; In 4Q19 $400 million of First Horizon Bank senior capital notes matured.

(i)	Effective 1/1/2020 FHN adopted ASU 2016-13 (CECL) which resulted in a net decrease to undivided profits of $96.1 million.

(j)	In 2Q20 FHN issued $150 million of Non-Cumulative Perpetual Preferred Stock, Series E.

(k)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

						2Q20 Changes vs.
(Thousands)	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Interest Income:
Loans, net of unearned income (b)	$308,184	$328,526	$356,176	$357,724	$354,067	(6)%	(13)%
Loans held-for-sale	6,596	6,899	7,053	6,069	8,128	(4)%	(19)%
Investment securities:
U.S. government agencies	22,021	25,127	26,500	26,322	29,075	(12)%	(24)%
States and municipalities	733	542	478	431	347	35%	NM
Corporate bonds	595	591	595	593	713	1%	(17)%
U.S. treasuries	26	—	—	—	—	NM	NM
Other	1,904	1,732	1,352	1,634	1,278	10%	49%
Total investment securities	25,279	27,992	28,925	28,980	31,413	(10)%	(20)%
Trading securities	8,815	13,338	9,507	10,645	13,332	(34)%	(34)%
Other earning assets:
Federal funds sold	15	27	51	141	326	(44)%	(95)%
Securities purchased under agreements to resell (c)	(82)	2,303	2,467	2,800	3,301	NM	NM
Interest-bearing cash	350	1,536	2,359	2,700	3,689	(77)%	(91)%
Total other earning assets	283	3,866	4,877	5,641	7,316	(93)%	(96)%
Interest income	$349,157	$380,621	$406,538	$409,059	$414,256	(8)%	(16)%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$10,197	$18,337	$22,957	$26,670	$25,666	(44)%	(60)%
Commercial interest	9,041	19,061	24,366	28,112	29,927	(53)%	(70)%
Market-indexed (d)	5,507	17,091	20,090	23,809	23,409	(68)%	(76)%
Total interest-bearing deposits	24,745	54,489	67,413	78,591	79,002	(55)%	(69)%
Federal funds purchased	315	2,214	5,026	4,898	3,142	(86)%	(90)%
Securities sold under agreements to repurchase	907	2,623	2,843	3,301	3,580	(65)%	(75)%
Trading liabilities	974	3,292	2,987	2,943	3,756	(70)%	(74)%
Other short-term borrowings	233	5,027	3,989	3,333	4,316	(95)%	(95)%
Term borrowings (e)	14,106	7,921	10,491	13,752	14,683	78%	(4)%
Interest expense	41,280	75,566	92,749	106,818	108,479	(45)%	(62)%
Net interest income - tax equivalent basis	307,877	305,055	313,789	302,241	305,777	1%	1%
Fully taxable equivalent adjustment	(2,533)	(2,253)	(2,396)	(1,565)	(2,167)	(12)%	(17)%
Net interest income	$305,344	$302,802	$311,393	$300,676	$303,610	1%	1%
NM - Not meaningful

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

(b)	Includes interest on loans in nonaccrual status.

(c)	2Q20 balance driven by negative market rates on reverse repurchase agreements.

(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(e)	In 2Q20 FHN issued $800 million of senior notes and First Horizon Bank issued $450 million of subordinated notes; In 4Q19 $400 million of First Horizon Bank senior capital notes matured.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	2Q20	1Q20	4Q19	3Q19	2Q19

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	3.56%	4.33%	4.63%	4.78%	5.05%
Consumer loans	4.00	4.33	4.51	4.55	4.65
Total loans, net of unearned income (c)	3.65	4.33	4.60	4.73	4.95
Loans held-for-sale	3.61	4.67	4.85	5.33	5.36
Investment securities:
U.S. government agencies	2.05	2.32	2.45	2.45	2.61
States and municipalities	3.48	3.35	3.53	3.51	3.31
Corporate bonds	4.71	4.67	4.71	4.71	4.41
U.S. treasuries	0.12	NM	NM	NM	NM
Other	33.42	33.76	33.73	34.52	34.73
Total investment securities	2.23	2.51	2.60	2.63	2.74
Trading securities	2.48	2.91	3.01	3.06	3.41
Other earning assets:
Federal funds sold	0.22	1.05	2.10	2.64	2.74
Securities purchased under agreements to resell (d)	(0.08)	1.13	1.52	2.02	2.23
Interest-bearing cash	0.09	1.13	1.60	1.96	2.28
Total other earning assets	0.06	1.13	1.56	2.00	2.27
Interest income/total earning assets	3.29%	3.94%	4.22%	4.35%	4.52%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.29%	0.54%	0.66%	0.77%	0.76%
Commercial interest	0.61	1.28	1.57	1.76	1.82
Market-indexed (e)	0.37	1.55	1.82	2.28	2.46
Total interest-bearing deposits	0.38	0.90	1.10	1.29	1.32
Federal funds purchased	0.12	1.19	1.71	2.19	2.43
Securities sold under agreements to repurchase	0.36	1.36	1.61	1.81	2.08
Trading liabilities	1.11	1.76	2.02	2.33	2.75
Other short-term borrowings	0.17	1.20	1.87	2.47	2.66
Term borrowings (f)	3.96	4.01	4.52	4.64	4.96
Interest expense/total interest-bearing liabilities	0.54	1.05	1.29	1.52	1.58
Net interest spread	2.75%	2.89%	2.93%	2.83%	2.94%
Effect of interest-free sources used to fund earning assets	0.15	0.27	0.33	0.38	0.40
Net interest margin	2.90%	3.16%	3.26%	3.21%	3.34%

Total loan yield	3.65%	4.33%	4.60%	4.73%	4.95%
Total deposit cost	0.27%	0.67%	0.82%	0.96%	0.99%
Total funding cost	0.40%	0.81%	1.00%	1.17%	1.22%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

(a)	Earning assets yields are expressed net of unearned income.

(b)	Includes loan fees and cash basis interest income.

(c)	Includes loans on nonaccrual status.

(d)	2Q20 yield driven by negative market rates on reverse repurchase agreements.

(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(f)
Rates are expressed net of unamortized debenture cost for term borrowings; In 2Q20 FHN issued $800 million of senior notes and First Horizon Bank issued $450 million of subordinated notes; In 4Q19 $400 million of First Horizon Bank senior capital notes matured.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						2Q20 Changes vs.
(Dollars and shares in thousands)	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Common equity tier 1 capital (a) (b) (c)	$3,457,447	$3,421,763	$3,408,936	$3,326,059	$3,270,484	1%	6%
Tier 1 capital (a) (b) (c)	3,992,552	3,812,203	3,760,450	3,679,158	3,620,001	5%	10%
Total capital (a) (c)	4,659,652	4,319,384	4,154,885	4,065,306	4,009,116	8%	16%

Risk-weighted assets (“RWA”) (a) (b) (d)	37,343,970	40,055,114	37,045,782	36,913,347	35,341,740	(7)%	6%
Average assets for leverage (a) (b)	46,657,797	42,348,418	41,583,446	40,660,442	40,022,187	10%	17%

Common equity tier 1 ratio (a) (b) (c)	9.26%	8.54%	9.20%	9.01%	9.25%
Tier 1 ratio (a) (b) (c)	10.69%	9.52%	10.15%	9.97%	10.24%
Total capital ratio (a) (c)	12.48%	10.78%	11.22%	11.01%	11.34%
Leverage ratio (a) (b) (c)	8.56%	9.00%	9.04%	9.05%	9.04%

Total equity to total assets (c)	10.71%	10.71%	11.72%	11.43%	11.68%
Tangible common equity/tangible assets (“TCE/TA”) (c) (e)	6.63%	6.81%	7.48%	7.20%	7.29%
Period-end shares outstanding	312,359	311,863	311,469	311,180	312,478	*	*
Cash dividends declared per common share	$0.15	$0.15	$0.14	$0.14	$0.14	*	7%
Book value per common share (c)	$14.96	$14.96	$15.04	$14.80	$14.51
Tangible book value per common share (c) (e)	$9.99	$9.96	$10.02	$9.76	$9.47
Market capitalization (millions) (f)	$3,111.1	$2,513.6	$5,157.9	$5,041.1	$4,665.3
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.

(a)	Current quarter is an estimate.

(b)	See Glossary of Terms for definition.
(c) 2Q20 and 1Q20 include the impact of CECL adoption; amount calculated under the interim final rule to delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period.
(d) 1Q20 increase in risk-weighted assets due to period-end commercial loan growth (primarily loans to mortgage companies), higher draw activity in March, and increased market risk assets for Fixed Income.

(e)
TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 23 of this financial supplement.

(f)	1Q20 decrease driven by a sharp decline in FHN's share price attributable to market uncertainty associated with the COVID-19 pandemic.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						2Q20 Changes vs.
(Thousands)	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Regional Banking
Net interest income (a)	$349,749	$300,187	$310,880	$302,551	$297,534	17%	18%
Noninterest income	79,312	81,896	89,592	85,929	81,565	(3)%	(3)%
Total revenues	429,061	382,083	400,472	388,480	379,099	12%	13%
Provision for loan losses (b)	108,311	145,441	14,370	20,471	17,776	(26)%	NM
Noninterest expense (c)	202,297	211,034	202,193	192,537	192,413	(4)%	5%
Income before income taxes	118,453	25,608	183,909	175,472	168,910	NM	(30)%
Provision for income taxes	26,948	4,401	43,295	42,012	39,788	NM	(32)%
Net income	$91,505	$21,207	$140,614	$133,460	$129,122	NM	(29)%

Fixed Income
Net interest income	$13,545	$10,914	$7,232	$5,311	$6,171	24%	NM
Noninterest income (d)	113,235	95,723	81,185	77,809	65,622	18%	73%
Total revenues	126,780	106,637	88,417	83,120	71,793	19%	77%
Noninterest expense (e)	83,039	81,063	62,090	67,576	55,534	2%	50%
Income before income taxes	43,741	25,574	26,327	15,544	16,259	71%	NM
Provision/(benefit) for income taxes	10,679	6,099	6,362	3,708	3,840	75%	NM
Net income	$33,062	$19,475	$19,965	$11,836	$12,419	70%	NM

Corporate
Net interest income/(expense) (a)	$(63,493)	$(13,359)	$(12,826)	$(13,339)	$(7,146)	NM	NM
Noninterest income (f)	12,943	(3,718)	11,246	7,359	9,401	NM	38%
Total revenues	(50,550)	(17,077)	(1,580)	(5,980)	2,255	NM	NM
Noninterest expense (f) (g)	43,218	15,449	59,210	43,217	56,873	NM	(24)%
Income/(loss) before income taxes	(93,768)	(32,526)	(60,790)	(49,197)	(54,618)	NM	(72)%
Provision/ (benefit) for income taxes	(25,097)	(6,372)	(15,616)	(11,881)	(13,525)	NM	(86)%
Net income/(loss)	$(68,671)	$(26,154)	$(45,174)	$(37,316)	$(41,093)	NM	(67)%

Non-Strategic
Net interest income	$5,543	$5,060	$6,107	$6,153	$7,051	10%	(21)%
Noninterest income	779	855	1,284	638	1,405	(9)%	(45)%
Total revenues	6,322	5,915	7,391	6,791	8,456	7%	(25)%
Provision/(provision credit) for loan losses (b)	1,689	(441)	(4,370)	(5,471)	(4,776)	NM	NM
Noninterest expense (h)	3,614	3,773	3,954	4,342	(4,426)	(4)%	NM
Income before income taxes	1,019	2,583	7,807	7,920	17,658	(61)%	(94)%
Provision for income taxes	250	639	1,929	1,957	4,364	(61)%	(94)%
Net income	$769	$1,944	$5,878	$5,963	$13,294	(60)%	(94)%

Total Consolidated
Net interest income	$305,344	$302,802	$311,393	$300,676	$303,610	1%	1%
Noninterest income	206,269	174,756	183,307	171,735	157,993	18%	31%
Total revenues	511,613	477,558	494,700	472,411	461,603	7%	11%
Provision/(provision credit) for loan losses (b)	110,000	145,000	10,000	15,000	13,000	(24)%	NM
Noninterest expense	332,168	311,319	327,447	307,672	300,394	7%	11%
Income before income taxes	69,445	21,239	157,253	149,739	148,209	NM	(53)%
Provision for income taxes	12,780	4,767	35,970	35,796	34,467	NM	(63)%
Net income	$56,665	$16,472	$121,283	$113,943	$113,742	NM	(50)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)
2Q20 increase in NII in Regional Banking primarily driven by higher average balances of loans to mortgage companies and PPP lending activities coupled with wider loan spreads (Funds Transfer Pricing ("FTP") offset is in Corporate).

(b)	2Q20 and 1Q20 increases in provision expense primarily driven by the economic forecast attributable to the COVID-19 pandemic.

(c)
2Q20 decrease attributable to lower personnel and advertising and public relations expense, higher deferred loan origination costs, and lower travel and entertainment expenses, somewhat offset by an increase in expense on unfunded commitments; 2Q20 and 1Q20 include $11.2 million and $9.2 million of expense on unfunded commitments.

(d)	1Q20 includes elevated levels of commissionable revenues, partially offset by elevated levels of trading losses driven by extreme volatility in March 2020.

(e)	3Q19 includes a $7.5 million unfavorable adjustment associated with the net impact of the resolution of legal matters.

(f)	Refer to the Deferred Compensation table at the bottom of the Corporate section on page 17 for additional information about the variability in quarterly balances.

(g)
Refer to the Acquisition and Restructuring expense tables on page 9 for additional information about variability in quarterly balances; 4Q19 includes $11.0 million of charitable contributions and $6.4 million of costs related to rebranding; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 2Q19 includes $7.4 million of costs primarily associated with fixed asset impairments and technology-related expenses related to rebranding.

(h)	2Q19 includes an $8.3 million expense reversal related to the resolution of legal matters.

FHN REGIONAL BANKING
Quarterly, Unaudited

						2Q20 Changes vs.
	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Income Statement (thousands)
Net interest income (a)	$349,749	$300,187	$310,880	$302,551	$297,534	17%	18%
Provision for loan losses (b)	108,311	145,441	14,370	20,471	17,776	(26)%	NM
Noninterest income:
NSF / Overdraft fees (c)	6,373	10,922	13,325	13,703	12,350	(42)%	(48)%
Cash management fees	9,576	9,289	9,200	9,561	8,026	3%	19%
Debit card income (d)	9,006	4,306	4,659	4,750	4,961	NM	82%
Other	4,587	4,311	4,472	4,592	5,294	6%	(13)%
Total deposit transactions and cash management	29,542	28,828	31,656	32,606	30,631	2%	(4)%
Brokerage, management fees and commissions	13,800	15,405	14,558	14,156	14,120	(10)%	(2)%
Trust services and investment management	7,750	7,213	7,452	7,190	7,902	7%	(2)%
Bankcard income	6,551	7,152	7,881	7,031	6,597	(8)%	(1)%
Other service charges	4,517	5,156	5,697	5,655	5,466	(12)%	(17)%
Miscellaneous revenue (e)	17,152	18,142	22,348	19,291	16,849	(5)%	2%
Total noninterest income	79,312	81,896	89,592	85,929	81,565	(3)%	(3)%
Noninterest expense:
Employee compensation, incentives, and benefits	74,114	79,019	74,466	73,713	76,752	(6)%	(3)%
Other (f)	128,183	132,015	127,727	118,824	115,661	(3)%	11%
Total noninterest expense	202,297	211,034	202,193	192,537	192,413	(4)%	5%
Income before income taxes	$118,453	$25,608	$183,909	$175,472	$168,910	NM	(30)%
PPNR (g)	226,764	171,049	198,279	195,943	186,686	33%	21%

Balance Sheet (millions)
Average loans	$33,115	$29,615	$29,729	$28,966	$27,541	12%	20%
Average other earning assets	50	50	55	49	50	*	*
Total average earning assets	33,165	29,665	29,784	29,015	27,591	12%	20%
Total average deposits	33,792	30,582	30,415	30,047	29,956	10%	13%
Total period-end deposits	34,401	30,731	30,595	30,062	30,274	12%	14%
Total period-end assets	34,444	35,116	32,898	33,159	31,343	(2)%	10%

Key Statistics
Return on average assets (quarters are annualized) (h)	1.03%	0.27%	1.72%	1.67%	1.71%
Return on allocated equity (h) (i)	11.75%	2.80%	18.19%	17.56%	17.44%
Fee income to total revenue (h)	18.49%	21.43%	22.37%	22.12%	21.52%
Efficiency ratio (h)	47.15%	55.23%	50.49%	49.56%	50.76%
Net interest margin (j)	4.27%	4.10%	4.17%	4.16%	4.35%
Net interest spread	3.32%	3.65%	3.77%	3.82%	3.99%
Loan average yield	3.56%	4.24%	4.50%	4.68%	4.88%
Deposit average rate	0.24%	0.59%	0.73%	0.86%	0.89%
Regional banking net charge-offs/(recoveries)	$17,989	$8,119	$5,886	$17,074	$7,841	NM	NM
Financial center locations (k)	269	269	269	270	292	*	(8)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	2Q20 increase in NII primarily driven by higher average balances of loans to mortgage companies and PPP lending activities coupled with wider loan spreads (FTP offset is in Corporate).

(b)	2Q20 and 1Q20 increase in provision expense primarily driven by the economic forecast attributable to the COVID-19 pandemic.

(c)	Variability is driven by seasonality and changes in consumer behavior; 2Q20 decrease due to the impact of the COVID-19 pandemic.

(d)	2Q20 includes a $4.6 million debit card incentive payment.

(e)
4Q19 and 3Q19 include an increase in collections from CBF loans charged off prior to acquisition, under ASU 2016-13 (CECL) these collections are no longer recognized as part of fee income, but are accounted for as reductions of provision.

(f)
2Q20 decrease attributable to lower advertising and public relations expense, higher deferred loan origination costs, and lower travel and entertainment expenses, somewhat offset by an increase in expense on unfunded commitments; 2Q20 and 1Q20 include $11.2 million and $9.2 million of expense on unfunded commitments; 4Q19 increase due in large part to higher strategic investments in technology and advertising.

(g)	This non-GAAP measure is reconciled to pre-tax income ("PTI") (GAAP) in the Non-GAAP to GAAP reconciliation on page 23 of this financial supplement.

(h)	See Glossary of Terms for definitions of Key Ratios.

(i)	Segment equity is allocated based on an internal allocation methodology.

(j)	Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

(k)	3Q19 decrease driven by restructuring, repositioning, and efficiency initiatives.

FHN FIXED INCOME
Quarterly, Unaudited

						2Q20 Changes vs.
	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Income Statement (thousands)
Net interest income	$13,545	$10,914	$7,232	$5,311	$6,171	24%	NM
Noninterest income:
Fixed income product revenue (a)	100,272	78,354	65,772	63,646	54,533	28%	84%
Other	12,963	17,369	15,413	14,163	11,089	(25)%	17%
Total noninterest income	113,235	95,723	81,185	77,809	65,622	18%	73%
Noninterest expense (b)	83,039	81,063	62,090	67,576	55,534	2%	50%
Income before income taxes	$43,741	$25,574	$26,327	$15,544	$16,259	71%	NM
Fixed income product average daily revenue	$1,592	$1,264	$1,061	$994	$866	26%	84%

Balance Sheet (millions)
Average trading inventory	$1,419	$1,831	$1,263	$1,390	$1,563	(22)%	(9)%
Average loans held-for-sale	631	491	477	367	528	29%	20%
Average other earning assets	579	949	829	709	670	(39)%	(14)%
Total average earning assets	2,629	3,271	2,569	2,466	2,761	(20)%	(5)%
Total period-end assets	2,961	3,965	2,987	3,323	3,232	(25)%	(8)%

Key Statistics
Return on average assets (c)	4.08%	2.08%	2.65%	1.63%	1.59%
Return on allocated equity (c) (d)	65.83%	37.12%	39.92%	23.61%	24.64%
Efficiency ratio (c)	65.50%	76.02%	70.22%	81.30%	77.35%
Net interest margin (e)	2.07%	1.36%	1.15%	0.88%	0.92%
NM - Not meaningful

(a)	1Q20 includes elevated levels of commissionable revenues, partially offset by elevated levels of trading losses driven by extreme volatility in March 2020.

(b)	3Q19 includes a $7.5 million unfavorable adjustment associated with the net impact of the resolution of legal matters.

(c)	See Glossary of Terms for definitions of Key Ratios.

(d)	Segment equity is allocated based on an internal allocation methodology.

(e)	Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						2Q20 Changes vs.
	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Income Statement (thousands)
Net interest income/(expense) (a)	$(63,493)	$(13,359)	$(12,826)	$(13,339)	$(7,146)	NM	NM
Noninterest income excluding securities gains/(losses) (b)	14,436	(3,743)	11,249	7,262	9,352	NM	54%
Securities gains/(losses), net	(1,493)	25	(3)	97	49	NM	NM
Noninterest expense (c)	43,218	15,449	59,210	43,217	56,873	NM	(24)%
Income/(loss) before income taxes	$(93,768)	$(32,526)	$(60,790)	$(49,197)	$(54,618)	NM	(72)%

Average Balance Sheet (millions)
Average investment securities	$4,519	$4,446	$4,432	$4,389	$4,568	2%	(1)%
Total earning assets	$6,123	$5,010	$4,980	$4,916	$5,295	22%	16%

Deferred Compensation (thousands)
Other Income	$8,171	$(9,507)	$3,339	$472	$1,938	NM	NM
Employee compensation, incentives, and benefits	$9,299	$(10,548)	$3,846	$567	$2,150	NM	NM
Estimated effective duration of securities portfolio 1.4 years in 2Q20 compared to 1.3 years in 1Q20
NM - Not Meaningful

(a)	2Q20 decrease in NII primarily driven by funds transfer pricing methodology with offset in Regional Banking.

(b)
Variability in quarterly balances driven by fluctuations in deferred compensation income driven by equity market valuations and mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(c)
Refer to the Acquisition and Restructuring expense tables on page 9 for additional information about variability in quarterly balances; 4Q19 includes $11.0 million of charitable contributions and $6.4 million of costs related to rebranding; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 2Q19 includes $7.4 million of costs primarily associated with fixed asset impairments and technology-related expenses related to rebranding.

FHN NON-STRATEGIC
Quarterly, Unaudited

						2Q20 Changes vs.
	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Income Statement (thousands)
Net interest income	$5,543	$5,060	$6,107	$6,153	$7,051	10%	(21)%
Provision/(provision credit) for loan losses (a)	1,689	(441)	(4,370)	(5,471)	(4,776)	NM	NM
Noninterest income	779	855	1,284	638	1,405	(9)%	(45)%
Noninterest expense (b)	3,614	3,773	3,954	4,342	(4,426)	(4)%	NM
Income before income taxes	$1,019	$2,583	$7,807	$7,920	$17,658	(61)%	(94)%

Average Balance Sheet (millions)
Loans	$723	$779	$844	$927	$1,002	(7)%	(28)%
Other assets	49	52	67	64	75	(6)%	(35)%
Total assets	772	831	911	991	1,077	(7)%	(28)%

Key Statistics
Return on average assets (c)	0.40%	0.94%	2.56%	2.39%	4.95%
Return on allocated equity (c) (d)	7.38%	15.56%	37.26%	32.27%	64.89%
Fee income to total revenue (c)	12.32%	14.45%	17.37%	9.39%	16.62%
Efficiency ratio (c)	57.17%	63.79%	53.50%	63.94%	NM
Net interest margin (e)	2.83%	2.41%	2.67%	2.47%	2.64%
Net charge-offs/(recoveries)	$(1,380)	$(908)	$(3,044)	$(2,474)	$(2,679)	(52)%	48%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	2Q20 and 1Q20 increases in provision expense primarily driven by the economic forecast attributable to the COVID-19 pandemic.

(b)	2Q19 includes an $8.3 million expense reversal related to the settlement of litigation matters.

(c)	See Glossary of Terms for definitions of Key Ratios.

(d)	Segment equity is allocated based on an internal allocation methodology.

(e)	Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

2Q20 Changes vs.
(Dollars in thousands)	2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Allowance for Loan Losses Walk-Forward
Beginning reserve	$444,490	$200,307	$193,149	$192,749	$184,911	NM	NM
ASU Adoption 2016-13 (a)	—	106,394	—	—	—	NM	NM
Provision/(provision credit) for loan losses (a)	110,000	145,000	10,000	15,000	13,000	(24)%	NM
Charge-offs	(22,907)	(13,453)	(11,646)	(24,337)	(12,223)	(70)%	(87)%
Recoveries	6,298	6,242	8,804	9,737	7,061	1%	(11)%
Ending balance	$537,881	$444,490	$200,307	$193,149	$192,749	21%	NM
Reserve for unfunded commitments (b)	50,461	39,303	6,101	6,890	7,524	28%	NM
Total allowance for loan losses plus reserve for unfunded commitments	$588,342	$483,793	$206,408	$200,039	$200,273	22%	NM

Allowance for Loan Losses (a)
Regional Banking	$503,876	$413,552	$182,730	$174,246	$170,849	22%	NM
Non-Strategic	34,005	30,938	17,577	18,903	21,900	10%	55%
Total allowance for loan losses	$537,881	$444,490	$200,307	$193,149	$192,749	21%	NM

Nonperforming Assets
Regional Banking
Nonperforming loans	$175,188	$142,916	$113,187	$118,506	$145,265	23%	21%
OREO	9,210	10,278	12,347	13,408	13,251	(10)%	(30)%
Total Regional Banking	$184,398	$153,194	$125,534	$131,914	$158,516	20%	16%
Non-Strategic
Nonperforming loans	$49,594	$45,595	$47,651	$52,346	$57,654	9%	(14)%
Nonperforming loans held-for-sale after fair value adjustments	6,219	3,611	4,047	4,199	4,514	72%	38%
OREO	3,967	3,603	3,313	4,408	3,342	10%	19%
Total Non-Strategic	$59,780	$52,809	$55,011	$60,953	$65,510	13%	(9)%
Corporate
Nonperforming loans	$1,209	$1,302	$1,327	$1,643	$1,667	(7)%	(27)%
Total nonperforming assets	$245,387	$207,305	$181,872	$194,510	$225,693	18%	9%

Net Charge-Offs
Regional Banking	$17,989	$8,119	$5,886	$17,074	$7,841	NM	NM
Non-Strategic	(1,380)	(908)	(3,044)	(2,474)	(2,679)	(52)%	48%
Total net charge-offs/(recoveries)	$16,609	$7,211	$2,842	$14,600	$5,162	NM	NM

Consolidated Key Ratios (c)
30+ Delinq. % (d)	0.13%	0.19%	0.19%	0.23%	0.20%
NPL %	0.69	0.57	0.52	0.55	0.69
NPA %	0.73	0.61	0.57	0.61	0.74
Net charge-offs % (e)	0.20	0.10	0.04	0.19	0.07
Allowance / loans % (a)	1.64	1.33	0.64	0.62	0.65
Allowance / NPL (a)	2.38	x	2.34	x	1.24	x	1.12	x	0.94	x
Allowance / NPA (a)	2.25	x	2.18	x	1.13	x	1.01	x	0.87	x
Allowance / net charge-offs	8.05	x	15.33	x	17.76	x	3.33	x	9.31	x

Other
Loans past due 90 days or more and still accruing (f)	$20,600	$20,340	$28,343	$27,182	$28,663	1%	(28)%
Guaranteed portion (f)	5,998	5,165	6,417	6,028	5,628	16%	7%
Period-end loans, net of unearned income (millions)	32,709	33,378	31,061	31,261	29,713	(2)%	10%
30+ delinquencies (thousands)	$41,654	$62,642	$57,911	$70,675	$58,861	(34)%	(29)%
NM - Not meaningful
* Amount is less than one percent.

(a)
Effective 1/1/2020 FHN adopted ASU 2016-13, "Measurement of Credit Losses on Financial Instruments," (CECL) which resulted in an increase to the allowance for loan losses of $106.4 million in 1Q20; 2Q20 and 1Q20 increases reflect increased reserves established in association with the economic forecast attributable to the COVID-19 pandemic.

(b)	2Q20 and 1Q20 increases reflect increased reserves established in association with the economic forecast attributable to the COVID-19 pandemic.

(c)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(d)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(e)	2Q20 increase in charge-offs as a percentage of loans was primarily driven by two credits; 3Q19 increase in charge-offs as a percentage of loans was primarily driven by two credits.

(f)	Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

											2Q20 Changes vs.
	2Q20		1Q20		4Q19		3Q19		2Q19		1Q20	2Q19

Key Portfolio Details
C&I (a)
Period-end loans ($ millions)	$21,394		$22,124		$20,051		$20,294		$19,054		(3)%	12%
30+ Delinq. % (b) (c)	0.03%		0.08%		0.05%		0.11%		0.05%
NPL % (d)	0.60		0.43		0.37		0.38		0.56
Charge-offs % (qtr. annualized) (e)	0.30		0.12		0.07		0.32		0.14
Allowance / loans % (f)	1.49%		1.15%		0.61%		0.56%		0.61%
Allowance / net charge-offs	4.63	x	10.88	x	9.25	x	1.87	x	4.77	x

Commercial Real Estate (a)
Period-end loans ($ millions)	$4,813		$4,640		$4,337		$4,229		$3,861		4%	25%
30+ Delinq. % (b)	0.00%		0.01%		0.02%		0.04%		0.07%
NPL %	0.04		0.05		0.04		0.05		0.07
Charge-offs % (qtr. annualized)	NM		0.00		NM		0.02		0.02
Allowance / loans % (f)	1.19%		1.03%		0.83%		0.84%		0.85%
Allowance / net charge-offs	NM		NM		NM		47.70	x	39.25	x

Consumer Real Estate (g)
Period-end loans ($ millions)	$6,053		$6,119		$6,177		$6,245		$6,303		(1)%	(4)%
30+ Delinq. % (b)	0.53%		0.66%		0.70%		0.68%		0.66%
NPL %	1.59		1.49		1.39		1.50		1.50
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM
Allowance / loans % (f)	2.38%		2.01%		0.46%		0.49%		0.50%
Allowance / net charge-offs	NM		NM		NM		NM		NM

Credit Card and Other
Period-end loans ($ millions)	$449		$495		$496		$493		$495		(9)%	(9)%
30+ Delinq. % (b)	0.77%		0.99%		0.93%		0.94%		1.06%
NPL %	0.06		0.07		0.07		0.07		0.09
Charge-offs % (qtr. annualized)	1.35		2.12		2.29		2.10		2.17
Allowance / loans % (f)	4.03%		3.91%		2.68%		2.58%		2.46%
Allowance / net charge-offs	2.82	x	1.83	x	1.14	x	1.21	x	1.13	x
NM - Not meaningful
* Amount is less than one percent.

(a)
In 3Q19, FHN prospectively reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses was immaterial.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(c)
2Q20 decrease in delinquencies as a percentage of total loans was driven by several loans that returned to current; 1Q20 increase in delinquencies as a percentage of total loans was primarily driven by two credits; 3Q19 increase in delinquencies as a percentages of total loans was primarily driven by one credit.

(d)
2Q20 increase in NPLs as a percentage of total loans was primarily driven by two credits; 1Q20 increase in NPLs as a percentage of total loans was primarily driven by one credit; 2Q19 NPLs as a percentage of total loans was primarily driven by one credit.

(e)
2Q20 charge-offs as a percentage of total loans was primarily driven by two credits; 1Q20 increase in charge-offs as a percentage of total loans was primarily driven by one credit; 3Q19 increase in charge-offs as a percentage of loans was primarily driven by two credits.

(f)
Effective 1/1/2020 FHN adopted ASU 2016-13, "Measurement of Credit Losses on Financial Instruments," (CECL) which resulted in an increase to the allowance for loan losses of $106.4 million in 1Q20; 2Q20 and 1Q20 increases reflect increased reserves established in association with the economic forecast attributable to the COVID-19 pandemic.

(g)	In 1Q20, the Permanent Mortgage portfolio was combined into Consumer Real Estate portfolio, all prior periods were revised for comparability.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

2Q20 Changes vs.
2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Total Regional Banking
Period-end loans ($ millions)	$31,990	$32,591	$30,213	$30,345	$28,711	(2)%	11%
30+ Delinq. % (b) (c)	0.10%	0.15%	0.14%	0.18%	0.15%
NPL % (d)	0.55	0.44	0.37	0.39	0.51
Charge-offs % (qtr. annualized) (e)	0.22	0.11	0.08	0.23	0.11
Allowance / loans % (f)	1.58%	1.27%	0.60%	0.57%	0.60%
Allowance / net charge-offs	6.96	x	12.66	x	7.82	x	2.57	x	5.43	x

Key Portfolio Details
C&I (a)
Period-end loans ($ millions)	$21,074	$21,798	$19,721	$19,962	$18,710	(3)%	13%
30+ Delinq. % (b) (c)	0.03%	0.07%	0.05%	0.11%	0.05%
NPL % (d)	0.60	0.44	0.38	0.37	0.56
Charge-offs % (qtr. annualized) (e)	0.31	0.12	0.07	0.33	0.14
Allowance / loans % (f)	1.46%	1.12%	0.62%	0.57%	0.61%
Allowance / net charge-offs	4.48	x	10.45	x	9.23	x	1.87	x	4.73

Commercial Real Estate (a)
Period-end loans ($ millions)	$4,794	$4,608	$4,292	$4,172	$3,787	4%	27%
30+ Delinq. % (b)	—%	0.01%	0.02%	0.04%	0.07%
NPL %	0.04	0.05	0.04	0.05	0.07
Charge-offs % (qtr. annualized)	NM	—	NM	0.02	0.02
Allowance / loans % (f)	1.18%	1.02%	0.79%	0.79%	0.77%
Allowance / net charge-offs	NM	NM	NM	43.95	34.79

Consumer Real Estate (g)
Period-end loans ($ millions)	$5,692	$5,717	$5,738	$5,763	$5,776	*	(1)%
30+ Delinq. % (b)	0.42%	0.51%	0.50%	0.48%	0.50%
NPL % (h)	0.80	0.78	0.65	0.74	0.66
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans % (f)	2.12%	1.80%	0.23%	0.26%	0.25%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Credit Card and Other
Period-end loans ($ millions)	$430	$468	$462	$448	$438	(8)%	(2)%
30+ Delinq. % (b)	0.74%	0.90%	0.69%	0.65%	0.66%
NPL %	0.02	0.02	0.01	0.01	0.01
Charge-offs % (qtr. annualized)	1.42	2.14	2.32	2.02	1.84
Allowance / loans % (f)	4.14%	4.06%	2.87%	2.83%	2.77%
Allowance / net charge-offs	2.77	x	1.89	x	1.21	x	1.40	x	1.51	x

ASSET QUALITY: CORPORATE

Consumer Real Estate (g)
Period-end loans ($ millions)	$28	$31	$31	$34	$35	(10)%	(20)%
30+ Delinq. % (b)	4.90%	5.39%	5.29%	5.00%	4.03%
NPL %	4.34	4.25	4.22	4.90	4.79
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / net charge-offs	NM	NM	NM	NM	NM
NM - Not meaningful
* Amount is less than one percent.

(a)
In 3Q19, FHN prospectively reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses was immaterial.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(c)
2Q20 decrease in delinquencies as a percentage of total loans was primarily driven by several loans to that returned to current; 1Q20 increase in delinquencies as a percentage of total loans was primarily driven by two credits; 3Q19 increase in delinquencies as a percentage of total loans was primarily driven by one credit.

(d)	2Q20 increase in NPLs as a percentage of total loans was primarily driven by two credits; 1Q20 increase in NPLs as a percentage of total loans was primarily driven by one credit.

(e)
2Q20 charge-offs as a percentage of total loans was primarily driven by two credits; 1Q20 charge-offs as a percentage of total loans was primarily driven by one credit; 3Q19 increase in charge-offs as a percentage of loans was primarily driven by two credits.

(f)
Effective 1/1/2020 FHN adopted ASU 2016-13, "Measurement of Credit Losses on Financial Instruments," (CECL) which resulted in an increase to the allowance for loan losses of $106.4 million in 1Q20; 2Q20 and 1Q20 increases reflect increased reserves established in association with the economic forecast attributable to the COVID-19 pandemic.

(g)	In 1Q20, the Permanent Mortgage portfolio was combined into Consumer Real Estate portfolio, all prior periods were revised for comparability.

(h)	1Q20 increase in NPL as a percentage of total loans was primarily driven by one credit.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

2Q20 Changes vs.
2Q20	1Q20	4Q19	3Q19	2Q19	1Q20	2Q19

Total Non-Strategic
Period-end loans ($ millions)	$691	$756	$817	$882	$967	(9)%	(29)%
30+ Delinq. % (a)	1.06%	1.56%	1.72%	1.67%	1.42%
NPL %	7.17	6.03	5.83	5.93	5.96
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans % (b)	4.92%	4.09%	2.15%	2.14%	2.27%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$339	$358	$375	$388	$418	(5)%	(19)%
30+ Delinq. % (a) (c)	—%	0.45%	—%	—%	—%
NPL %	—	—	—	0.70	0.66
Charge-offs % (qtr. annualized)	—	—	—	—	0.02
Allowance / loans % (b)	3.19%	2.95%	0.65%	0.77%	1.20%
Allowance / net charge-offs	NM	NM	NM	NM	56.57

Consumer Real Estate (d)
Period-end loans ($ millions)	$332	$371	$407	$449	$492	(11)%	(33)%
30+ Delinq. % (a) (e)	2.11%	2.56%	3.10%	2.91%	2.30%
NPL %	14.88	12.19	11.63	10.98	11.07
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans % (b)	6.89%	5.40%	3.71%	3.54%	3.42%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Other Consumer
Period-end loans ($ millions)	$20	$27	$35	$45	$57	(26)%	(65)%
30+ Delinq. % (a)	1.42%	2.60%	4.05%	3.78%	4.21%
NPL %	0.79	0.94	0.85	0.72	0.72
Charge-offs % (qtr. annualized)	NM	1.82	1.83	2.84	4.41
Allowance / loans % (b)	1.57%	1.21%	0.09%	0.09%	0.09%
Allowance / net charge-offs	NM	0.58	x	0.04	x	0.03	0.02
NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)
Effective 1/1/2020 FHN adopted ASU 2016-13, "Measurement of Credit Losses on Financial Instruments," (CECL) which resulted in an increase to the allowance for loan losses of $106.4 million in 1Q20; 2Q20 and 1Q20 increases reflect increased reserves established in association with the economic forecast attributable to the COVID-19 pandemic.

(c)	1Q20 increase in delinquencies as a percentage of total loans was primarily driven by one credit

(d)	In 1Q20, the Permanent Mortgage portfolio was combined into Consumer Real Estate portfolio, all prior periods were revised for comparability.

(e)	3Q19 increase in delinquencies as a percentage of total loans was primarily driven by two credits.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	2Q20	1Q20	4Q19	3Q19	2Q19

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$5,208,385	$5,055,580	$5,076,008	$4,996,043	$4,926,081
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	240,289	95,624	95,624	95,624	95,624
(B) Total common equity	$4,672,665	$4,664,525	$4,684,953	$4,604,988	$4,535,026
Less: Intangible assets (GAAP) (b)	1,552,395	1,557,679	1,562,987	1,569,193	1,575,399
(C) Tangible common equity (Non-GAAP)	$3,120,270	$3,106,846	$3,121,966	$3,035,795	$2,959,627

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$48,644,659	$47,197,378	$43,310,900	$43,717,684	$42,171,770
Less: Intangible assets (GAAP) (b)	1,552,395	1,557,679	1,562,987	1,569,193	1,575,399
(E) Tangible assets (Non-GAAP)	$47,092,264	$45,639,699	$41,747,913	$42,148,491	$40,596,371

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$5,117,613	$5,002,394	$5,039,868	$4,962,341	$4,869,161
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	149,675	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,672,507	$4,611,339	$4,648,813	$4,571,286	$4,478,106
Less: Average intangible assets (GAAP) (b)	1,555,049	1,560,340	1,566,079	1,572,312	1,578,505
(H) Average tangible common equity (Non-GAAP)	$3,117,458	$3,050,999	$3,082,734	$2,998,974	$2,899,601

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income /(loss) available to common shareholders (annualized) (GAAP)	$210,205	$48,545	$463,483	$434,469	$438,562

Period-end Shares Outstanding
(J) Period-end shares outstanding	312,359	311,863	311,469	311,180	312,478

Pre-provision Net Revenue ("PPNR")
Net interest income (GAAP)	$305,344	$302,802	$311,393	$300,676	$303,610
Plus: Noninterest income (GAAP)	206,269	174,756	183,307	171,735	157,993
Total revenues (GAAP)	511,613	477,558	494,700	472,411	461,603
Less: Noninterest expense (GAAP)	332,168	311,319	327,447	307,672	300,394
PPNR (Non-GAAP)	179,445	166,239	167,253	164,739	161,209
Provision/(provision credit) for loan losses (GAAP)	110,000	145,000	10,000	15,000	13,000
Income before income taxes (pre-tax income ("PTI")) (GAAP)	$69,445	$21,239	$157,253	$149,739	$148,209

Ratios
(I)/(G) Return on average common equity (“ROCE”) (GAAP)	4.50%	1.05%	9.97%	9.50%	9.79%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	6.74%	1.59%	15.03%	14.49%	15.12%
(A)/(D) Total equity to total assets (GAAP)	10.71%	10.71%	11.72%	11.43%	11.68%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.63%	6.81%	7.48%	7.20%	7.29%
(B)/(J) Book value per common share (GAAP)	$14.96	$14.96	$15.04	$14.80	$14.51
(C)/(J) Tangible book value per common share (Non-GAAP)	$9.99	$9.96	$10.02	$9.76	$9.47

(a)	Included in Total equity on the Consolidated Balance Sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Current Expected Credit Loss (“CECL”): New accounting standard that focuses on estimation of expected losses over the life of the loans which is measured by the difference between amortized cost and the net amount expected to be collected.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Paycheck Protection Program (“PPP”): The Paycheck Protection Program is a loan designed to provide direct incentive for small businesses to keep their workers on the payroll. Loans guaranteed under the PPP will be 100 percent guaranteed by the Small Business Administration ("SBA"), and the full principal amount of the loans may qualify for loan forgiveness if all employees are kept on the payroll for eight weeks and the money is used for payroll, rent, mortgage interest, or utilities.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.